CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the CAN SLIM Select Growth Fund and to the use of our reports dated May 18, 2007 on the financial statements and financial highlights of the CAN SLIM Select Growth Fund, a series of Professionally Managed Portfolios.   Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/           TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 25, 2007